As filed with the Securities and Exchange Commission on May 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARGA RESOURCES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3701075
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(Address of Principal Executive Offices, Including Zip Code)

TARGA RESOURCES CORP. EQUITY COMPENSATION PLAN

(Full Title of the Plan)

Joe Bob Perkins

Targa Resources Corp.

1000 Louisiana

Suite 4300

Houston, Texas 77002

(713) 584-1000

(Name, Address and Telephone Number of Agent for Service)

copy to:

Christopher S. Collins

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-4788

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	300,000 shares	$42.18 (2)	$12,654,000 (2)	$1,274.26

(1)	Pursuant to Rule 416(a) under the of Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such additional shares of the common stock, par value $0.001 per share (“Common Stock”), of Targa Resources Corp. (the “Company” or the “Registrant”) as may become issuable pursuant to adjustment provisions of the Targa Resources Equity Compensation Plan (the “Plan”).
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The price for 300,000 shares of Common Stock being registered hereby is based on a price of $42.18, the average of the high and low trading prices per share of the Common Stock as reported by the New York Stock Exchange on May 19, 2016.

EXPLANATORY NOTE

On March 2, 2016, the Registrant filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 800,000 shares of Common Stock for issuance pursuant to the Plan. This Registration Statement registers 300,000 additional shares of Common Stock for issuance pursuant to the Plan. Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed on March 2, 2016 (File No. 333-209873) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit List of this Registration Statement (unless otherwise indicated therein as being incorporated by reference to another filing of the Registrant).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 2016.

TARGA RESOURCES CORP.

By:	/s/ Matthew J. Meloy
Name:	Matthew J. Meloy
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joe Bob Perkins and Matthew J. Meloy, and each of them, any one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities and on this 26th day of May, 2016.

Signature	Capacity

/s/ Joe Bob Perkins Joe Bob Perkins	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Matthew J. Meloy Matthew J. Meloy	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John Robert Sparger John Robert Sparger	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ James W. Whalen James W. Whalen	Executive Chairman and Director

/s/ Michael A. Heim Michael A. Heim	Vice Chairman and Director

/s/ Rene R. Joyce Rene R. Joyce	Director

/s/ Charles R. Crisp Charles R. Crisp	Director

/s/ Chris Tong Chris Tong	Director

/s/ Ershel C. Redd, Jr. Ershel C. Redd, Jr.	Director

/s/ Laura C. Fulton Laura C. Fulton	Director

/s/ Waters S. Davis, IV Waters S. Davis, IV	Director

/s/ Robert B. Evans Robert B. Evans	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Targa Resources Corp. Equity Compensation Plan (f/k/a Targa Resources Partners Long-Term Incentive Plan), as amended and restated effective February 17, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed May 10, 2016 (File No. 001-34991)).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers L.L.P.

23.2*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.